UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

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EMTEC, INC.
(Exact name of Registrant as specified in its charter)

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Delaware	0-32789	87-0273300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Diamond Road
Springfield, New Jersey 07081
(Address of principal executive offices)

(973) 376-4242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2010, Emtec, Inc., a Delaware corporation (the “Company”) and its direct and indirect subsidiaries Emtec, Inc., a New Jersey corporation, Emtec Viasub LLC, a New Jersey limited liability company, Emtec Federal, Inc., a New Jersey corporation, Emtec Global Services LLC, a Delaware limited liability company, Luceo, Inc., an Illinois corporation, eBusiness Application Solutions, Inc., a New Jersey corporation (“eBAS”), Aveeva, Inc., a Delaware corporation, Emtec Infrastructure Services Corporation, a Delaware corporation (“EISC”), KOAN-IT (US) Corp., a Delaware corporation (“KOAN-IT US”),and Secure Data, Inc., a Delaware corporation (“SDI,” and together with the Company, Emtec, Inc., Emtec Viasub LLC, Emtec Federal, Inc., Emtec Global Services LLC, Luceo, Inc., eBAS, Aveeva, Inc., EISC, and KOAN-IT US, the “Borrower”), entered into a Second Amendment and Joinder to Loan and Security Agreement and Schedule to Loan and Security Agreement and First Amendment to Collateral Pledge Agreement (the “Second Amendment”) with De Lage Landen Financial Services, Inc. (the “Lender”), pursuant to which the Lender has agreed to extend the term of the loans issued to the Borrower under the Loan and Security Agreement dated December 7, 2006 (as amended by the First Amendment and Joinder to Loan and Security Agreement and Schedule to Loan and Security Agreement dated as of December 5, 2008 the “Loan and Security Agreement”) and the Schedules to the Loan and Security Agreement (the “Schedules” and collectively with Loan and Security Agreement and the Second Amendment, the “Credit Documents”) from December 7, 2010 until December 7, 2012 and to make certain other amendments to the Loan and Security Agreement and the Schedules, including the following:

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The Second Amendment amends the total facility amount by temporarily increasing it to $40,590,000.  This amendment is effective until January 31, 2011, at which time the total facility amount will return to its previous level of $32,000,000;

•	The Second Amendment adds and clarifies certain covenants in the Credit Documents including the following:

•	Amending the Positive Net Income covenant to add back to Net Income, non-cash charges;
•	Providing that Borrower shall maintain a ratio of EBITDA to Interest Paid (as such terms are defined in the Credit Documents) of 3.50 to 1.00 as of the end of each fiscal quarter; and
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Amending the Capital Expense covenant to increase the limitation on capital expenditures to $2,750,000 in any rolling four fiscal quarter period and to provide that acquisition costs are not considered capital expenditures for this purpose.

•	The Second Amendment amends the calculation of the Revolving Credit Borrowing Base Amount to take into account the value of the Borrowers’ inventory.

In addition by executing the Second Amendment, EISC, KOAN-IT US and SDI each joined the Credit Documents as a Borrower and granted DLL a security interest in all of all of their respective assets, including inventory, equipment, fixtures, accounts, chattel paper, instruments, deposit accounts, documents, general intangibles, letter of credits rights, and all judgments, claims and insurance policies.  EISC pledged 100% of the outstanding shares of its domestic subsidiary, KOAN-IT US, and 65% of the outstanding shares of the Company's Canadian subsidiary, Emtec Infrastructure Services Canada Corporation.  Emtec Federal, Inc. pledged 100% of the outstanding shares of its domestic subsidiary, SDI, and the Company pledged 100% of the outstanding shares of its domestic subsidiary, EISC.

The above is a brief summary of the Amendment and does not purport to be complete.  A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The content of such Exhibit is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers.

(b)  On December 8, 2010, Brian McAdams resigned in his capacity as a director and officer of the Company and its subsidiaries.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Second Amendment and Joinder to Loan and Security Agreement and Schedule to Loan and Security Agreement and First Amendment to Collateral Pledge Agreement dated December 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2010

EMTEC, INC.

By:	/s/ Gregory P. Chandler
Name: Gregory P. Chandler
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Second Amendment and Joinder to Loan and Security Agreement and Schedule to Loan and Security Agreement and First Amendment to Collateral Pledge Agreement dated December 7, 2010

5